Exhibit 99.1

Cirrus Logic Reports Q2 FY19 Revenue of $366.3 Million

Company Continues to Expect a Return to Growth in FY20

AUSTIN, Texas--(BUSINESS WIRE)--November 1, 2018--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high performance, low-power ICs for audio and voice signal processing applications, today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter fiscal year 2019, which ended Sep. 29, 2018, as well as the company’s current business outlook.

“Cirrus Logic delivered Q2 revenue significantly above guidance as we experienced solid demand for our portable audio components ahead of customer product launches,” said Jason Rhode, president and chief executive officer. “While we are pleased with our results, we remain focused on executing on our product roadmap and expanding share with new and existing customers. As we move into FY20, we believe the company is well positioned to capitalize on the increasing demand for compelling audio, voice and haptic products which we expect to contribute to our return to year-over-year revenue growth.”

Reported Financial Results – Second Quarter FY19

  Revenue of $366.3 million;
  GAAP and non-GAAP gross margin of 50.5 percent and 50.6 percent, respectively;
  GAAP operating expenses of $129.5 million and non-GAAP operating expenses of $103.7 million; and
  GAAP earnings per share of $0.93 and non-GAAP earnings per share of $1.08.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY19

  Revenue is expected to range between $360 million and $400 million;
  GAAP gross margin is expected to be between 49 percent and 51 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $122 million and $128 million, which includes approximately $12 million in share-based compensation and $8 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5:30 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 9875228).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, diluted share count, operating income and profit, operating expenses, gross margin and profit, tax expense and tax expense impact on earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our future growth opportunities, our ability to expand share with new and existing customers, our expectations with respect to our ability to capitalize on increasing demand for compelling audio, voice and haptic products, our ability to return to year-over-year revenue growth, along with estimates for the third quarter fiscal year 2019 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter and remainder of fiscal year 2019, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps and the extent to which customers adopt our new technologies and devices in new markets such as haptics; and the risk factors listed in our Form 10-K for the year ended March 31, 2018 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Sep. 29,	Jun. 30,	Sep. 23,	Sep. 29,	Sep. 23,
	2018	2018	2017	2018	2017
	Q2'19	Q1'19	Q2'18	Q2'19	Q2'18
Portable audio products	$324,049	$212,260	$381,761	$536,309	$662,449
Non-portable audio and other products	42,256	42,223	43,776	84,479	83,823
Net sales	366,305	254,483	425,537	620,788	746,272
Cost of sales	181,186	129,924	214,255	311,110	373,274
Gross profit	185,119	124,559	211,282	309,678	372,998
Gross margin	50.5%	48.9%	49.7%	49.9%	50.0%

Research and development	96,381	97,932	90,353	194,313	173,910
Selling, general and administrative	33,160	32,784	30,041	65,944	60,900
Total operating expenses	129,541	130,716	120,394	260,257	234,810

Income (loss) from operations	55,578	(6,157)	90,888	49,421	138,188

Interest income (expense), net	1,525	1,447	725	2,972	1,319
Other income (expense), net	(378)	210	(1,116)	(168)	(1,135)
Income (loss) before income taxes	56,725	(4,500)	90,497	52,225	138,372
Provision (benefit) for income taxes	(1,448)	(228)	17,197	(1,676)	22,160
Net income (loss)	$58,173	$(4,272)	$73,300	$53,901	$116,212

Basic earnings (loss) per share:	$0.96	$(0.07)	$1.16	$0.88	$1.82
Diluted earnings (loss) per share:	$0.93	$(0.07)	$1.10	$0.86	$1.74

Weighted average number of shares:
Basic	60,472	61,462	63,431	60,967	63,764
Diluted	62,431	61,462	66,360	62,810	66,761

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended
	Sep. 29,	Jun. 30,	Sep. 23,	Sep. 29,	Sep. 23,
	2018	2018	2017	2018	2017
Net Income Reconciliation	Q2'19	Q1'19	Q2'18	Q2'19	Q2'18
GAAP Net Income (Loss)	$58,173	$(4,272)	$73,300	$53,901	$116,212
Amortization of acquisition intangibles	12,867	13,266	11,600	26,133	23,200
Stock based compensation expense	13,131	12,794	12,292	25,925	23,695
Acquisition-related items	-	-	-	-	(4,048)
Adjustment to income taxes	(17,054)	(3,926)	(7,260)	(20,980)	(14,517)
Non-GAAP Net Income	$67,117	$17,862	$89,932	$84,979	$144,542

Earnings Per Share Reconciliation
GAAP Diluted earnings (loss) per share	$0.93	$(0.07)	$1.10	$0.86	$1.74
Effect of Amortization of acquisition intangibles	0.21	0.21	0.18	0.42	0.35
Effect of Stock based compensation expense	0.21	0.20	0.19	0.41	0.36
Effect of Acquisition-related items	-	-	-	-	(0.06)
Effect of Adjustment to income taxes	(0.27)	(0.06)	(0.11)	(0.34)	(0.22)
Non-GAAP Diluted earnings per share	$1.08	$0.28	$1.36	$1.35	$2.17

Diluted Shares Reconciliation
GAAP Diluted shares	62,431	61,462	66,360	62,810	66,761
Effect of weighted dilutive shares	-	1,723	-	-	-
Non-GAAP Diluted shares	62,431	63,185	66,360	62,810	66,761

Operating Income Reconciliation
GAAP Operating Income (Loss)	$55,578	$(6,157)	$90,888	$49,421	$138,188
GAAP Operating Profit (Loss)	15%	-2%	21%	8%	19%
Amortization of acquisition intangibles	12,867	13,266	11,600	26,133	23,200
Stock compensation expense - COGS	170	199	328	369	666
Stock compensation expense - R&D	6,834	7,250	6,034	14,084	12,294
Stock compensation expense - SG&A	6,127	5,345	5,930	11,472	10,735
Acquisition-related items	-	-	-	-	(4,048)
Non-GAAP Operating Income	$81,576	$19,903	$114,780	$101,479	$181,035
Non-GAAP Operating Profit	22%	8%	27%	16%	24%

Operating Expense Reconciliation
GAAP Operating Expenses	$129,541	$130,716	$120,394	$260,257	$234,810
Amortization of acquisition intangibles	(12,867)	(13,266)	(11,600)	(26,133)	(23,200)
Stock compensation expense - R&D	(6,834)	(7,250)	(6,034)	(14,084)	(12,294)
Stock compensation expense - SG&A	(6,127)	(5,345)	(5,930)	(11,472)	(10,735)
Acquisition-related items	-	-	-	-	4,048
Non-GAAP Operating Expenses	$103,713	$104,855	$96,830	$208,568	$192,629

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$185,119	$124,559	$211,282	$309,678	$372,998
GAAP Gross Margin	50.5%	48.9%	49.7%	49.9%	50.0%
Stock compensation expense - COGS	170	199	328	369	666
Non-GAAP Gross Profit	$185,289	$124,758	$211,610	$310,047	$373,664
Non-GAAP Gross Margin	50.6%	49.0%	49.7%	49.9%	50.1%

Effective Tax Rate Reconciliation
GAAP Tax Expense (Benefit)	$(1,448)	$(228)	$17,197	$(1,676)	$22,160
GAAP Effective Tax Rate	-2.6%	5.1%	19.0%	-3.2%	16.0%
Adjustments to income taxes	17,054	3,926	7,260	20,980	14,517
Non-GAAP Tax Expense	$15,606	$3,698	$24,457	$19,304	$36,677
Non-GAAP Effective Tax Rate	18.9%	17.2%	21.4%	18.5%	20.2%

Tax Impact to EPS Reconciliation
GAAP Tax Expense (Benefit)	$(0.02)	$-	$0.26	$(0.03)	$0.33
Adjustments to income taxes	0.27	0.06	0.11	0.34	0.22
Non-GAAP Tax Expense	$0.25	$0.06	$0.37	$0.31	$0.55

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Sep. 29,	Mar. 31,	Sep. 23,
	2018	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$195,857	$235,604	$180,198
Marketable securities	48,701	26,397	15,446
Accounts receivable, net	206,789	100,801	232,380
Inventories	142,315	205,760	210,791
Other current assets	48,910	45,112	31,185
Total current Assets	642,572	613,674	670,000

Long-term marketable securities	151,207	172,499	133,547
Property and equipment, net	193,218	191,154	177,523
Intangibles, net	86,769	111,547	131,235
Goodwill	287,368	288,718	289,248
Deferred tax asset	13,733	14,716	30,511
Other assets	29,527	37,809	23,703
Total assets	$1,404,394	$1,430,117	$1,455,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$88,473	$69,850	$131,125
Accrued salaries and benefits	30,154	35,721	35,651
Other accrued liabilities	37,275	34,638	24,414
Total current liabilities	155,902	140,209	191,190

Non-current income taxes	79,127	92,753	51,830
Other long-term liabilities	26,390	35,427	12,831

Stockholders' equity:
Capital stock	1,338,586	1,312,434	1,288,669
Accumulated deficit	(182,453)	(139,345)	(92,180)
Accumulated other comprehensive income (loss)	(13,158)	(11,361)	3,427
Total stockholders' equity	1,142,975	1,161,728	1,199,916
Total liabilities and stockholders' equity	$1,404,394	$1,430,117	$1,455,767

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com